ELECTION FORM AND LETTER OF TRANSMITTAL

This Election Form and Letter of Transmittal is being delivered in connection with the Agreement and Plan of Merger (the “Merger Agreement”) between United Financial, Inc.

and FNB Corp. whereby United Financial, Inc. will merge with and into FNB Corp.
Mailing Address: Registrar and Transfer Company Attn: Reorg/Exchange Dept. P.O. Box 645 Cranford, New Jersey 07016-0645

EXCHANGE AGENT: REGISTRAR AND TRANSFER COMPANY

To be effective, this Election Form must be received by the Exchange Agent no later than

5:00 p.m. North Carolina time on September 26, 2005 together with the stock certificate(s) representing such shares of United Financial, Inc. common stock or a Notice of Guaranteed Delivery.

Please read the instructions carefully before completing this form.

For assistance: (800) 368-5948

By Hand: Registrar and Transfer Company Attn: Reorg/Exchange Dept. 10 Commerce Drive Cranford, New Jersey 07016

DESCRIPTION OF CERTIFICATES SURRENDERED
Certificate(s) Enclosed (Attach List if necessary)
(See Instructions) Name(s) and Address of Registered Holder(s)	Certificate Number(s)	Total Number of Shares Represented by Certificate(s)

TOTAL SHARES

☐ Check the box to the left if you have lost any of your United Financial, Inc. stock certificates and complete the Affidavit For Lost Stock Certificates on the reverse side (See Instruction B(5)).

ELECTION OPTIONS (MARK ONLY ONE BOX) Expiration 5:00 p.m. North Carolina time on September 26, 2005

(See Instruction A(3))

☐	ALL STOCK ELECTION: Exchange all shares for 0.6828 shares of FNB Corp. common stock for each United Financial, Inc. share, plus cash in lieu of any fractional shares (“Stock Election”).

☐	ALL CASH ELECTION: Exchange all shares for $14.25 per share (“Cash Election”).

☐	COMBINATION STOCK/CASH ELECTION: Exchange all shares of United Financial, Inc. common stock for 0.4438 shares of FNB Corp. common stock and $4.99 in cash for each United Financial, Inc. share, plus cash in lieu of any fractional shares (“Combination Election”).

☐	NO ELECTION: No preference with respect to the receipt of either FNB Corp. common stock or cash.

IMPORTANT: IF YOU DO NOT SELECT AN OPTION OR SELECT MORE THAN ONE, IT WILL BE ASSUMED THAT AS TO THESE SHARES YOU HAVE NO PREFERENCE AND THE SHARES SHALL BE DESIGNATED NO ELECTION SHARES. IN ADDITION, YOUR ELECTION IS SUBJECT TO CERTAIN LIMITS AND ALLOCATION PROCEDURES SET FORTH IN THE MERGER AGREEMENT.

It is understood that this election is subject to the terms, conditions and limitations set forth in the Merger Agreement and this Election Form. In particular, all elections are subject to the limitation that, on an aggregate basis, at least 65% of United Financial, Inc. common stock will be converted into FNB Corp. common stock and no more than 35% of United Financial, Inc. common stock will be converted into cash. FNB Corp. cannot, therefore, ensure that all United Financial, Inc. shareholders will receive their election choices. Any adjustments to the elections will be made in accordance with the allocation and proration procedures set forth in the Merger Agreement that is attached as Appendix A to the Proxy Statement/Prospectus.

The undersigned represents and warrants that the undersigned has full power and authority to submit, sell, assign and transfer the above-described shares of United Financial, Inc. common stock and that, when accepted for exchange, FNB Corp. will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances. The undersigned irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with full power of substitution to exchange certificates formerly representing shares of United Financial, Inc., together with accompanying evidence of transfer and authenticity, for certificates representing shares of FNB Corp. or cash, as set forth under “Election Options” and as provided in the Merger Agreement. Delivery of the enclosed certificate(s) shall be effected, and the risk of loss and title to such certificate(s) shall pass, only upon proper delivery thereof to the Exchange Agent. All authority herein conferred shall survive the death or incapacity of, and any obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of, the undersigned.

Please make sure that you complete the Substitute Form W-9 on the reverse side.

HOLDERS OF SHARES OF UNITED FINANCIAL, INC. COMMON STOCK MUST SIGN BELOW

PLEASE SIGN HERE:
Signature of Owner	Signature of Owner

Taxpayer Identification Number

The signature (or signatures, in the case of certificates owned by two or more holders) must appear exactly as the name(s) appears on the stock certificate(s). If holders improperly complete this section, such holders’ elections will not be effective and they will be designated as Non-Electing Shareholders. (See Instruction A(7)). If signature is by attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or others acting in a representative or fiduciary capacity, set forth full title. See Instruction B(1).

MEDALLION SIGNATURE GUARANTEE

Required only if Special Payment Instructions are provided.
(See Instruction B(2))

The signature(s) should be guaranteed by an eligible financial institution or a member of a registered national securities exchange or the NASD pursuant to Securities and Exchange Commission Rule 17Ad-15.

SPECIAL PAYMENT INSTRUCTIONS

(If applicable – See Instructions B(2) and B(3))

To be completed ONLY if certificates or cash payments are to be issued and mailed to OTHER than the registered holder(s). Stock must be properly assigned and signatures guaranteed. For additional payment instructions, please attach additional sheet.

Issue and mail certificates and/or cash payments to (please print):

Name:

Address:

(Zip Code)

Taxpayer Identification or
Social Security Number of Recipient

SPECIAL MAILING INSTRUCTIONS

(If applicable – See Instruction B(4))

To be completed ONLY if certificates or cash payments are to be issued to the registered holder(s) but mailed to OTHER than the address of record as indicated above. For additional payment instructions, please attach additional sheet.

Mail certificates and/or cash payments to (please print):

Name:

Address:

(Zip Code)

PAYER’S NAME: FNB CORP.

SUBSTITUTE

Form W-9

Department of the Treasury
Internal Revenue Service

Payer’s Request for Taxpayer
Identification Number

(See Instruction B(7))

Please fill in your name and address below.

Name

Business name, if different from above

Check appropriate box:

☐    Individual/Sole proprietor ☐  Corporation

☐    Partnership                        ☐  Other

☐    Exempt from backup withholding

Address (number and street)

City, State and Zip Code

Part  1—TAXPAYER IDENTIFICATION NO. - FOR ALL ACCOUNTS ENTER YOUR TAXPAYER IDENTIFICATION NUMBER IN THE APPROPRIATE BOX. FOR MOST INDIVIDUALS AND SOLE PROPRIETORS, THIS IS YOUR SOCIAL SECURITY NUMBER. FOR OTHER ENTITIES, IT IS YOUR EMPLOYER IDENTIFICATION NUMBER. IF YOU DO NOT HAVE A NUMBER, SEE “HOW TO OBTAIN A TIN” IN THE ENCLOSED GUIDELINES.

Note:    If the account is in more than one name, see the chart on the enclosed Guidelines to determine what number to enter.

Social Security Number(s) OR Employer Identification Number(s)

Part 2—Certification—Under penalties of perjury, I certify that:

(1)    The number shown on the form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); and

(2)    I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)    I am a U.S. person (including a U.S. resident alien).

Certification Instructions—You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to and individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the enclosed Guidelines).

SIGNATURE                                                   DATE                     , 20

Part 3— Awaiting TIN ☐

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE WITHHOLDING RATE OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW INSTRUCTION B(7) FOR ADDITIONAL INFORMATION.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to you within 60 days, you are required to withhold the applicable withholding rate of all reportable payments thereafter made to me until I provide a number.

		,	20
Signature	Date

INSTRUCTIONS

A. Special Conditions

1. Time in which to Make an Election.    To be effective, a properly completed Election Form accompanied by the stock certificate(s) representing all of the holder’s shares of United Financial, Inc. common stock, or a Notice of Guaranteed Delivery must be received by Registrar and Transfer Company, the Exchange Agent, not later than 5:00 p.m., North Carolina time, on September 26, 2005 (“Election Deadline”). Holders of United Financial, Inc. common stock whose Election Form and certificate(s) are not so received or who revoke their Election Form will be considered a Non-Electing Shareholder. See Instruction A(7) below. The method of delivery of all documents is at the option and risk of the United Financial, Inc. shareholder, but if sent by mail, registered mail, properly insured, with return receipt requested, is recommended.

2. Description of Certificates.    Insert in the box at the top of the Election Form marked “Description of Certificates Surrendered” the certificate number(s) of the United Financial, Inc. common stock certificate(s) that you are surrendering herewith, the number of shares represented by each certificate, and the name(s) and address(es) of the registered owners of such certificates. If the space provided is insufficient, attach a separate sheet listing this information.

3. Election Options.    In the box marked “Election Options,” indicate whether you would like to receive in exchange for your shares of United Financial, Inc. common stock, only shares of FNB Corp. common stock, only cash, a combination of FNB Corp. common stock and cash or “No Election”. Mark only one selection in this box. The Merger Agreement limits the amount of cash and the amount of FNB Corp. common stock that can be issued in the Merger, and it thus may not be possible for all elections to be honored in full. To find out more about these limits and the allocation method that will be used, please see “The Merger—Cash or Stock Election” and “The Merger—Election Procedures; Surrender of Stock Certificates” as set forth in the proxy statement/prospectus.

4. Change or Revocation of Election.    A holder of shares of United Financial, Inc. common stock who has made an election may change the election at any time prior to the election deadline by written notice accompanied by a properly completed and signed, revised election form received by the Exchange Agent prior to the Election Deadline or by withdrawing his, her or its stock certificates prior to the Election Deadline. All elections will be revoked automatically and stock certificates returned if the merger is terminated.

5. Joint Forms of Election.    Holders of shares of United Financial, Inc. common stock who make a joint election will be considered to be a single holder of such shares. Joint Election Forms and Letters of Transmittal may be submitted only by persons submitting certificates registered in different forms of the same name (e.g. “John Smith” on one certificate and “J. Smith” on another) and by persons who may be considered to own each other’s shares by reason of the ownership attribution rules contained in Section 318(a) of the Internal Revenue Code of 1986, as amended. If this Election Form is submitted as a joint Election Form, each record holder of shares of United Financial, Inc. common stock covered hereby must properly sign this Election Form in accordance with Instruction B(1), attaching additional sheets if necessary. The signatures of such holders will be deemed to constitute a certification that the persons submitting a joint Election Form are eligible to do so.

6. Forms of Election Nominees.    Any record holder of shares of United Financial, Inc. common stock who is a nominee may submit one or more Election Forms and Letters of Transmittal, indicating on the form or forms a combination of Elections covering up to the aggregate number of shares of United Financial, Inc. common stock owned by such record holder. However, upon the request of FNB Corp. such record holders will be required to certify to the satisfaction of FNB Corp. that such record holder holds such shares of United Financial, Inc. common stock as nominee for the beneficial owners of such shares. Each beneficial owner for whom such an Election Form is so submitted will be treated as a separate shareholder of United Financial, Inc. for purposes of allocating FNB Corp. common stock and cash payments to be issued upon consummation of the Merger.

7. Shares as to Which No Election is Made.    Holders of shares of United Financial, Inc. common stock who mark the “No Election” box on this Election Form, or who fail to submit a properly completed Election Form together with certificate(s) representing their shares of United Financial, Inc. common stock by the Election Deadline, or who revoke their previously submitted Election Form and fail to submit a properly completed Election Form together with certificate(s) representing their shares of United Financial, Inc. common stock (“Non-Electing Shareholders”), shall have their shares of United Financial, Inc. common stock converted into FNB common stock or cash or both in accordance with the allocation and proration provisions set forth in the Merger Agreement. In addition, a holder who does not tender a properly completed Election Form and Letter of Transmittal for all of his or her shares will be deemed to be a Non-Electing Shareholder with respect to those shares not tendered.

8. Voting.    Completing and returning this Election Form and Letter of Transmittal does not have the effect of casting a vote with respect to the approval of the merger. To vote at the United Financial, Inc. annual meeting, a holder of United Financial, Inc. common stock must complete, sign and return the proxy card that accompanied the proxy statement/prospectus and return it to First Citizens Corporate Trust in the envelope provided with the proxy statement/prospectus for that purpose, or the shareholder must attend the annual meeting in person and vote his, her or its shares at the meeting.

9. Dissenters Rights.    An election made by a holder of United Financial, Inc. common stock will not be valid if (A) before the shareholder vote is taken on the merger, United Financial, Inc. receives written notice of the holder’s intent to assert dissenters’ rights if the merger takes place and (B) the holder did not vote in favor of the merger and did take such other actions as may be required prior to the effective time of the merger to perfect dissenters’ rights under North Carolina law.

B. General.

1. Signatures.    The signature (or signatures, in this case of certificates owned by two or more joint holders of certificates for which a joint Election Form is submitted) on the Election Form should correspond exactly with the name(s) as written on the face of the certificate(s) unless the shares of United Financial, Inc. common stock described on this Election Form have been assigned by the registered holder(s), in which event this Election Form should be signed in exactly the same form as the name of the last transferee indicated on the transfer attached to or endorsed on the certificate(s). If this Election Form is signed by a person other than the registered owner of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner(s) in the name(s) that appear on the certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on this Election Form must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc. If this Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or by any others acting in a representative or fiduciary capacity, the person signing, unless he or she is the registered owner, must give such person’s full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded to the Exchange Agent with this Election Form. The certificate(s) may be surrendered by a firm acting as agent for the registered holder(s) if such firm is a member of a registered national securities exchange or of the NASD or is a commercial bank or trust company in the United States.

2. Special Payment Instructions.    If checks or certificates representing FNB Corp. common stock are to be payable to the order of or registered in other than exactly the name(s) that appear(s) on the certificate(s) representing shares of United Financial, Inc. common stock being submitted herewith, the certificate(s) submitted herewith must be endorsed, or accompanied by appropriate signed stock power(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on this Election Form must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc. Please also complete the box labeled “Special Payment Instructions” on the Election Form.

3. Stock Transfer Taxes.    It will be a condition to the issuance of any check or certificate representing shares of FNB Corp. common stock in any name(s) other than the name(s) in which the surrendered certificate(s) for shares of United Financial, Inc. common stock is (are) registered that the person(s) requesting the issuance of such check or certificate representing shares of FNB Corp. common stock either pay to the Exchange Agent any transfer or other taxes required by reason of such issuance, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

4. Special Delivery Instructions.    If checks or certificates representing shares of FNB Corp. common stock are to be delivered to someone other than the registered holder(s), or to the registered holder(s) at an address other than that appearing on the reverse side, please complete the box labeled “Special Mailing Instructions” and insert the appropriate address in the space provided on this Election Form.

5. Lost Certificate.    If your certificate(s) representing shares of United Financial, Inc. common stock has (have) been lost, stolen or destroyed, you should check the box on the face of the Election Form indicating that the certificate(s) is lost, complete the rest of the form, including the Affidavit For Lost Stock Certificate(s) below and return it to the Exchange Agent, along with a check payable to Seaboard Surety Company in the amount of 1.5% of the market value of the lost certificate(s) (at $14.25 per share) and with any certificate(s) of United Financial, Inc. common stock in your possession (bond premium calculation: current market value x number of shares lost, stolen or destroyed x 1.5% = bond premium - example 100 shares of United Financial, Inc. x $14.25 MV x 1.5% = $21.38 bond premium (minimum $20.00). If your bond premium exceeds $1,500 you must contact Registrar and Transfer Company (800)368-5948 immediately. The Election Form and related documents cannot be processed until the lost, stolen or destroyed certificate(s) has (have) been replaced. If all the necessary documents are not returned prior to the Election Deadline, your Election will be deemed a “No Election”.

AFFIDAVIT FOR LOST STOCK CERTIFICATE(S)

The undersigned hereby attests and certifies the following: That I am the lawful owner of the certificate(s) listed on this Election Form and Letter of Transmittal as lost. That a search for the certificate(s) has been conducted and that these certificate(s) cannot be located. That these certificate(s) have not been endorsed, hypothecated, sold or had their ownership pledged or encumbered in any form, whatsoever.

In requesting the replacement of this certificate(s), I hereby agree that: If these certificate(s) are subsequently located, they will be tendered for cancellation. That I indemnify, protect and hold harmless FNB Corp., Seaboard Surety Company, and Registrar and Transfer Company, and any other party from and against all losses, expenses, costs and damages including legal fees that may be subjected to these parties at any time in the future as a result of the cancellation and replacement of the certificate(s). All rights accruing to these parties will not be limited by their negligence, breach of duty, accident, or other obligation on the part of or by any officer or employee of the parties.

I acknowledge that the certificate(s) will be replaced under an insurance bond underwritten by Seaboard Surety Company. My check, payable to the Seaboard Surety Company, to cover the premium of 1.5% of the market value of the stock (minimum $20.00), is enclosed. I further acknowledge that any filing of an insurance application with materially false or misleading information is a fraudulent insurance act and may be considered a crime.

Sign Here:
Co-Owner, if any:	Date: ,	20

6. Determination of Questions.    All questions with respect to this Election Form and Elections made by holders of shares of United Financial, Inc. common stock (including, without limitation, questions relating to the time limits or effectiveness or revocation of any Elections and questions relating to computations as to allocations) will be determined by FNB Corp. and/or the Exchange Agent, whose determination shall be conclusive and binding. FNB Corp. shall have the absolute right to reject any and all Election Forms and Letters of Transmittal not in proper form or to waive any irregularities in any such form, although it does not represent that it will do so. FNB Corp. and/or the Exchange Agent may, but are not required to, take reasonable action to inform holders of United Financial, Inc. common stock of any defects and may take reasonable action to assist such holders to correct any such defects; however, neither FNB Corp. nor the Exchange Agent is under any obligation to notify a holder of shares of United Financial, Inc. common stock of any defect in an Election Form.

7. Substitute Form W-9.    Each surrendering shareholder is required to provide the Exchange Agent with such holder’s correct taxpayer identification number (“TIN”) on the above Substitute Form W-9 and to certify whether the shareholder is subject to backup withholding. Failure to provide such information on the form, may subject the surrendering shareholder to federal income tax withholding at the applicable withholding rate on payments made to such surrendering shareholder with respect to the shares. If such holder is an individual, the TIN is his or her social security number. A holder must cross out item (2) in part 2 of Substitute Form W-9 if such holder is subject to backup withholding. The box in part 3 of the form should be checked if the surrendering holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in part 3 is checked, the surrendering holder must also complete the certificate of awaiting taxpayer identification number in order to avoid backup withholding. If you checked the box in part 3 and do not provide the Exchange Agent with a properly certified TIN within 60 days, the Exchange Agent will withhold taxes at the applicable withholding rate on reportable payments made thereafter until a properly certified TIN is received by the Exchange Agent. During the 60-day period, the Exchange Agent will withhold the applicable withholding rate on any reportable dividend payments made prior to the time a properly certified TIN is provided to the Exchange Agent. However, such amounts will be refunded to such surrendering holder if a TIN is provided to the Exchange Agent within 60 days.

Certain holders are exempt from these backup withholding and reporting requirements. Exempt holders should indicate their exempt status by checking the box in the substitute form W-9 above. If backup withholding applies, the Exchange Agent is required to withhold tax at the applicable rate of any payments made to the holder or other payee. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

8. Questions and Request for Information.    Questions and requests for information or assistance relating to this Election Form should be directed to Registrar and Transfer Company, Investor Relations, telephone (800) 368-5948. Additional copies of this Election Form and Letter of Transmittal may be obtained from the Exchange Agent. Their address is:

Registrar and Transfer Company

10 Commerce Drive • Cranford, New Jersey 07016

Attn: Reorg/Exchange Dept.